

UMPQUA BANK Acquires Banking Operation of EvergreenBank – Seattle, WA, In FDIC Assisted Transaction - January 22, 2010

UMPQUA
B·A·N·K

Safe Harbor Statement

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Expands our presence in the greater Seattle, WA marketplace



Seattle, WA
WA
Portland, OR
Roseburg, OR
OR
NV
Sacramento, CA
CA
Umpqua
EvergreenBank

162 stores total



Snohomish
Seattle, WA
Bellevue, WA
Kent, WA
King

9 stores

Expands Seattle, WA presence with 7 new stores, in line with our growth strategy

Transaction overview

- FDIC assisted whole bank purchase and assumption transaction with loss share
- Umpqua Bank received certain assets and certain liabilities from the FDIC as receiver of EvergreenBank of Seattle, WA
- No holding company assets or liabilities acquired

Transaction overview

- Purchased $420 million of assets, including $370 million of loans,
- Assumed $305 million of deposits
- Excludes certain brokered deposits
- Loans subject to a loss sharing agreement with the FDIC
- All approvals received
- Closed January 22, 2010

UMPQUA BANK

Note: Amounts based on interim financial statements, subject to final closing balances

Transaction rationale

- Expands presence in Seattle, WA market, a focus of our growth strategy
- FDIC loss sharing provides protection
- Financially attractive
- IRR in excess of 25%
- Accretive to operating earnings immediately
- Estimated $1.75 million in merger related costs
- Utilizes small portion of our excess capital
- Positioned for further acquisitions

UMPQUA B·A·N·K

Transaction details

- After first loss tranche, FDIC assumes 80% of losses up to $90 million, and 95% thereafter
- Estimated cumulative losses represent approximately 24% of total loans
- If losses are less than expected, some of our upside will be shared with the FDIC
- Modest impact to capital – ~50 bp reduction in Tier 1 leverage ratio and ~30 bp reduction in Tangible common equity ratio
- 1.74 million cash settle equity appreciation rights granted to FDIC, 30 day maturity, $13.68 strike price

UMPQUA B·A·N·K

Transaction structure ($ in millions)

Loans acquired	$370
Other assets	50
Total assets acquired	$420
Deposits assumed	$305
Other liabilities	42
Total liabilities assumed	$347
Net assets acquired (prior to fair value adjustments)	$73

Note: Amounts based on interim financial statements, subject to final closing balances and fair value adjustments.

UMPQUA BANK

Umpqua is an experienced acquirer with a demonstrated ability to integrate new depositories

2000 | 2002 | 2004 | 2006 | 2008 | 2009

VRB Bancorp (Rogue River, OR)
- August 15, 2000
- $56mm all stock
- 13 stores (1 brand)
  - $327mm in assets
  - $279mm in deposits

Independent Financial Network (Coos Bay, OR)
- June 22, 2001
- $54mm all stock
- 14 stores (6 brands)
  - $390mm in assets
  - $323mm in deposits

Linn-Benton Bank (Albany, OR)
- August 21, 2001
- $20mm part cash, part stock
- 5 stores (1 brand)
  - $117mm in assets
  - $106mm in deposits

Centennial Bancorp (Portland, OR)
- July 23, 2002
- $215mm part cash, part stock
- 23 stores (1 brand)
  - $821mm in assets
  - $698mm in deposits

Humboldt Bancorp (Roseville, CA)
- March 13, 2004
- $344mm all stock
- 27 stores (4 brands)
  - $1,045mm in assets
  - $823mm in deposits

Western Sierra Bancorp (Cameron Park, CA)
- February 7, 2006
- $356mm all stock
- 31 stores (4 brands)
  - $1,492mm in assets
  - $1,016mm in deposits

North Bay Bancorp (Napa, CA)
- January 17, 2007
- $156mm all stock
- 10 stores (2 brands)
  - $728mm in assets
  - $463mm in deposits

Bank of Clark County (Vancouver, WA)
- January 20, 2009
- FDIC-assisted deposit deal
- Assumed $167mm of Bank of Clark County's deposits at no premium
  - Also acquired certain assets totaling $23mm and 2 stores

Integration started immediately. Umpqua associates in all former EvergreenBank locations starting Friday night, January 22, 2010.

UMPQUA BANK

Summary

- Low risk transaction
- Integration started immediately
- Expands market presence in high growth market
- Minimal impact on capital
- Financially attractive to Umpqua shareholders

UMPQUA B·A·N·K



Thank you.